SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 13, 2002

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1345 Avenue of the Americas, New York, New York		10105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  212-969-1000

Item 1.             Changes in Control of Registrant.

Not applicable.

Item 2.             Acquisition or Disposition of Assets.

Not applicable.

Item 3.             Bankruptcy or Receivership.

Not applicable.

Item 4.             Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 5.             Other Events and Regulation FD Disclosure.

On December 13, 2002, a complaint entitled Patrick J. Goggins et al. v. Alliance Capital Management  L.P. et al. (“Goggins Complaint”) was filed in federal district court in the Southern District of New York against Alliance Capital Management L.P. (“Alliance Capital”), Alliance Premier Growth Fund, Inc. (the “Fund”) and individual directors and certain officers of the Fund. The Goggins Complaint alleges that defendants violated the Securities Act of 1933, as amended, because the Fund’s registration statements and prospectuses allegedly were materially misleading, contained untrue statements of material fact and omitted material facts in describing the strategic objectives and investment strategies of the Fund in relation to the Fund’s investments, including the Fund’s investments in Enron Corp. securities.   Plaintiffs seek rescissory relief or an unspecified amount of compensatory damages.  Alliance Capital, the Fund and the other defendants believe the plaintiffs’ allegations in the Goggins Complaint are without merit and intend to vigorously defend against these allegations.  At the present time, management of Alliance Capital is unable to estimate the impact, if any, that the outcome of this action may have on Alliance Capital’s results of operations or financial condition.

Item 6.             Resignations of Registrant’s Directors.

Not applicable.

Item 7.             Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired

None.

(b)                                 Pro Forma Financial Information

None.

(c)                                  Exhibits

Item 8.  Change in Fiscal Year.

                                Not applicable.

Item 9.  Regulation FD Disclosure.

                                                                                                None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

Dated: December 20, 2002	By:	Alliance Capital Management
Corporation, General Partner

	By:	/s/ David R. Brewer, Jr.
David R. Brewer, Jr.
Senior Vice President and
General Counsel